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                                                                  EXHIBIT 10.6.1


                                  KOMAG, INC.

                          EXECUTIVE RETENTION AGREEMENT

        On May 9, 2002, the United States Bankruptcy Court for the Northern District of California entered an order confirming the "Debtor's Further Modified First Amended Plan of Reorganization, Dated May 7, 2002" (the "Plan"), which provides for a reorganization (the "Reorganization") of Komag, Inc., a Delaware corporation (the "Company"). The Plan became effective by its terms on ____________, 2002. This Agreement is entered into as of ________________, 2002
(the "Effective Date") by and between the Company and [EXECUTIVE NAME] ("Executive"). The purpose of this Agreement is to provide Executive with an incentive to remain employed as a key executive of the Company following the Reorganization.

        1.  Duties and Scope of Employment.

            (a) Positions and Duties. As of the Effective Date, Executive will continue to serve as [TITLE] of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to [HIM/HER] by the Company's Board of Directors (the "Board"). The period of Executive's employment under this Agreement is referred to herein as the "Employment Term."

            (b) Obligations. During the Employment Term, Executive will perform [HIS/HER] duties faithfully and to the best of [HIS/HER] ability and will devote [HIS/HER] full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board.

            (c) Conflicting Employment. Executive agrees that, while employed by the Company, [HE/SHE] will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's obligations to the Company.

        2. Term. Executive's employment with the Company pursuant to this Agreement shall commence on the Effective Date and shall continue, unless otherwise terminated earlier pursuant to the terms of this Agreement, until the 3rd anniversary of the Effective Date. After the 3rd anniversary of the Effective Date, the parties agree that Executive's employment with the Company will be "at-will" employment and may be terminated at any time with or without cause or notice.

        3.  Compensation.

            (a) Base Salary. During the Employment Term, the Company will pay Executive as compensation for his services a base salary at the annualized rate of [$________] (the "Base Salary"). The Base Salary will be paid periodically in accordance with the Company's normal

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payroll practices and may be subject to annual adjustments by the Company after comparison of market data with similarly-situated companies.

            (b) Retention Bonus Plan. Following the Effective Date, Executive will be eligible to participate in the Company's Retention Bonus Plan.

        4. Employee Benefits. During the Employment Term, Executive will continue to be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company's group medical, dental, vision, disability, life insurance, vacation and flexible-spending account plans and programs. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

        5.  Severance.

            (a) Involuntary Termination. If Executive's employment with the Company terminates other than voluntarily or for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company, then Executive shall be entitled to receive a lump-sum severance payment (the "Severance Payment") equal to (A) x (B), where (A) = 2.99 and (B) = the sum of (i) Executive's annualized Base Salary rate, as then in effect, (ii) all of Executive's expected bonus payments to be made during the year in which the termination occurs, if any, and (iii) the annualized value of Executive's benefits package with the Company as determined by the Company in its reasonable discretion. The Severance Payment shall be made in a single lump sum within thirty (30) days of termination. Notwithstanding the foregoing, the Company shall not be obligated to make any payments pursuant to this Section 5(a) unless and until Executive has delivered to the Company an executed release of all claims he or she has or may have against the Company, in form and substance satisfactory to the Company.

            (b) Voluntary Termination; Termination for Cause. If Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then (i) all vesting of any options to purchase shares of the Company's common stock held by Executive will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance or other benefits in accordance with the Company's established plans or policies as then in effect.

        6. Change of Control Benefits. In the event of a "Change of Control" (as defined herein) followed by Executive's termination other than voluntarily or for "Cause" within six (6) months of the consummation of a Change of Control Transaction, Executive shall be entitled to receive the Severance Payment within thirty (30) days of such termination. For the purpose of this Section 6, Executive shall be deemed to have been terminated other than for "Cause" if Executive is not provided with an offer of comparable employment with the Company or successor entity following the Change of Control with comparable duties, position and responsibilities relative to the Executive's duties, position and responsibilities in effect immediately prior to such Change of Control. Notwithstanding the foregoing, if Executive receives the Severance Payment pursuant to this Section, [HE/SHE] shall not be entitled to receive an additional Severance Payment pursuant to Section 5 hereof.


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        7.  Non-Solicitation. For a period of twelve (12) months following
Executive's termination of employment, Executive shall not, directly or indirectly, without the prior written consent of Parent, solicit, encourage or take any other action which is intended to induce or encourage any employee or customer of Parent or its subsidiaries to terminate his or her employment with or customer relationship to Parent or its subsidiaries.

        8.  Definitions.

            (a) Cause. For purposes of this Agreement, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee, (ii) Executive's conviction of, or plea of nolo contendere to, a felony, (iii) Executive's gross misconduct, or (iv) Executive's continued substantial violations of [HIS/HER] employment duties after Executive has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that Executive has not substantially performed [HIS/HER] duties.

            (b) Change of Control. For purposes of this Agreement, "Change of Control" of the Company is defined as: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

        9. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive's right to compensation or other benefits will be null and void.

        10. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and


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addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

        If to the Company:

        Komag, Inc.
        1710 Automation Parkway
        San Jose, California  95131
        Attn: Chief Financial Officer

        If to Executive:

        at the last residential address known by the Company.

        11. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

        12. Arbitration.

            (a) General. In consideration of Executive's service to the Company, its promise to arbitrate all employment related disputes and Executive's receipt of the compensation, pay raises and other benefits paid to Executive by the Company, at present and in the future, Executive agrees that any and all controversies, claims, or disputes with anyone (including the Company and any employee, officer, director, shareholder or benefit plan of the Company in their capacity as such or otherwise) arising out of, relating to, or resulting from Executive's service to the Company under this Agreement or otherwise or the termination of Executive's service with the Company, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the "RULES") and pursuant to California law. Disputes which Executive agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Executive further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Executive.

            (b) Procedure. Executive agrees that any arbitration will be administered by the American Arbitration Association ("AAA") and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the National Rules for the Resolution of Employment Disputes or California Code of Civil Procedure. Executive agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Executive agrees that the arbitrator shall issue a written decision on the merits. Executive also agrees that the arbitrator shall have the power to award any remedies,


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including attorneys' fees and costs, available under applicable law. Executive understands the Company will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Executive shall pay the first $200.00 of any filing fees associated with any arbitration Executive initiates. Executive agrees that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA's National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

            (c) Remedy. Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Executive and the Company. Accordingly, except as provided for by the Rules, neither Executive nor the Company will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Company policy, and the arbitrator shall not order or require the Company to adopt a policy not otherwise required by law which the Company has not adopted.

            (d) Availability of Injunctive Relief. In addition to the right under the Rules to petition the court for provisional relief, Executive agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, nonsolicitation or Labor Code Section 2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

            (e) Administrative Relief. Executive understands that this Agreement does not prohibit Executive from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers' compensation board. This Agreement does, however, preclude Executive from pursuing court action regarding any such claim.

            (f) Voluntary Nature of Agreement. Executive acknowledges and agrees that Executive is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Executive further acknowledges and agrees that Executive has carefully read this Agreement and that Executive has asked any questions needed for Executive to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Executive is waiving Executive's right to a jury trial. Finally, Executive agrees that Executive has been provided an opportunity to seek the advice of an attorney of Executive's choice before signing this Agreement.

        13. Existing Agreements. This Agreement does not supersede and replace any prior severance or retention plans or agreements that Executive may have entered into with the Company prior to the Effective Date (the "Existing Agreements").

        14. Integration. This Agreement, together with any Existing Agreements, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.


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        15. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

        16. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

        17. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from [HIS/HER] private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.



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        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

KOMAG, INC.


By: ________________________________            Date: __________________________

Title: _____________________________



EXECUTIVE:

____________________________________            Date: __________________________
[EXECUTIVE]



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